                                                                     Exhibit 4.1

Void after 5:00 p.m., Los Angeles time, on June 30, 2010.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") IN RELIANCE UPON THE EXEMPTION PROVIDED BY REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). NEITHER THIS WARRANT NOR THE UNDERLYING SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR
(II) AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

THE SALE OF THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN AGREEMENT TO LIMIT SALES EXECUTED BY THE HOLDER.

                                                             Warrant to Purchase
                                                                50,000 Shares of
                                                                    Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             JMAR TECHNOLOGIES, INC.

            This is to certify that, for value received, Dian Griesel (the "Holder" or "Holders") is entitled to purchase, subject to the provisions of this Warrant, from JMAR Technologies, Inc., a Delaware corporation (the "Company"), Fifty Thousand (50,000) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at any time during the period commencing July 1, 2005 (subject to the provisions of Section (a)) until 5:00 p.m., San Diego time, on June 30, 2010 at a price of $1.24 per share (which, as adjusted from time to time pursuant to the terms hereof, shall be referred to herein as the "Purchase Price" or "Exercise Price"). This Warrant and any Warrant resulting from a transfer or subdivision of this Warrant shall sometimes hereinafter be referred to as a "Warrant" or, collectively, as the "Warrants." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in Section (f) below. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

            (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on July 1, 2005 until 5:00 p.m., San Diego time on June 30, 2010 (the "Exercise Time"), or if any such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office (currently located at 5800 Armada Drive, Carlsbad, CA 92008), or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time, not to exceed ten (10) days following the exercise of this Warrant.

            (b) Reservation of Shares. The Company hereby agrees that it shall at all times reserve and keep out of its authorized but unissued shares of Common Stock sufficient shares to effect the exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed on NASDAQ or a national securities exchange.

            (c) Fractional Shares. As to any fraction of a share which the holder of this Warrant would be entitled to purchase upon exercise of this Warrant, the Company shall pay, in lieu of such fractional interest, an amount in cash equal to the current Market Value (as defined in this Section (c) hereof) of such fractional interest, to the nearest one-hundredth of a share. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock upon exercise of this Warrant. As used herein, the phrase "Market Price" at any date shall be deemed to be the closing bid quotation or, in case no such reported sale takes place on such day, the average of the closing bid quotations for the last three trading days, in either case as reported by NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ Stock Market the closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two business days immediately preceding such issuance or sale and the day of such issuance or sale.

            (d) Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable hereunder. Subject to Section (h) hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

            (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity until exercise hereof, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            (f) Adjustments of Purchase Price and Number of Shares.

                  (1) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  (2) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase upon the exercise of this Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.

                  (3) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section (f), the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                  (4) Notices to Warrant Holders. If at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur: a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed, then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

                        Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section
(f)(4), shall not affect the legality or validity of the adjustment in the Exercise Price or in the number, kind or class of shares or other securities obtainable upon exercise of this Warrant or of any transaction giving rise thereto.

                        Irrespective of any change pursuant to Section (f) in the Exercise Price or in the number, kind or class of shares or other securities obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares obtainable upon exercise the same price and number of shares as are stated herein.

            (g) Definition of "Common Stock." For the purposes of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, $.01 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassification of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Section (f)(3) hereof, the shares of stock or other securities obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section
(f) hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

            (h) Transfer to Comply with the Act. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (1) To a person who, in the reasonable opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities; or

                  (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

            (i) Registration Rights. The Warrant and the Warrant Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended.

            (j) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registration or certified mail, return receipt requested:

                  (1) If to the Holder, to the address of such Holder as shown on the books of the Company; or

                  (2) If to the Company, to 5800 Armada Drive, Carlsbad, CA
92008.

            (k) Amendment. No amendment, modification or waiver of any provision of this Warrant shall in any event be effective unless the same shall be in writing and signed by the Holder and the Company and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given.

            (l) Captions. The headings of the Sections of this Warrant have been inserted solely for convenience of reference and shall not modify, define or limit the express provisions of this Warrant.

            (m) Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

            (n) Governing Law. This Warrant and the rights and obligations of the Company and the Holder hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to conflicts of law principles.

            (o) Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

            IN WITNESS WHEREOF, the undersigned hereto has caused this Warrant to be duly executed, as of July 1, 2005.

                              JMAR TECHNOLOGIES, INC.

                              By: /s/ Dennis E. Valentine
                                 -------------------------------------------
                                  Dennis E. Valentine, Chief Financial Officer

[SEAL]

Attested:

/s/ Joseph G. Martinez
-------------------------

                             JMAR TECHNOLOGIES, INC.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________ (Name
and address of assignee must be printed or typewritten) the rights of the undersigned represented by this Warrant, to the extent of _______________ (_____) shares of Common Stock, par value $.01 per share, of JMAR Technologies, Inc. (the "Company") hereby irrevocably constituting and appointing ________________ Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated:  _______________, 200_                _______________________________
                                             Signature of Registered Holder

Signature Guaranteed:

Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever.

                             JMAR TECHNOLOGIES, INC.

                                  PURCHASE FORM

JMAR Technologies, Inc.
5800 Armada Drive
Carlsbad, California 92008

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, ______ shares of Common Stock, par value $.01 per share, of JMAR Technologies, Inc. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of: _______________________________________________
________________________________________________________________________________
(Please print name, address and social security number if applicable) and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:  _______________, 200_

Name of Warrantholder or Assignee:

                                                   (Please print)

                           Address:

                           Signature

Signature Guaranteed:

Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                        8